Exhibit 10.13
MASTER LOAN AND SECURITY AGREEMENT
Agreement No. CKVP-ARU-03 Dated July 31, 2003
This Loan and Security Agreement (this “Agreement”) is entered into by and between Costella Kirsch Venture Partners I, L.P. (“Lender”), having its principal place of business at 873 Santa Cruz Ave., Suite 207, Menlo Park, CA 94025, and Aruba Wireless Networks, Inc.
(“Borrower”), having its principal place of business at 180 Great Oaks Blvd., Suite B, San Jose, CA 95119.
1. LOAN: Subject to the terms and conditions of this Agreement, Lender agrees to make loans (each, a “Loan” and, collectively, the “Loans”) to Borrower from time to time prior to April 30, 2004, each in an amount equal to the aggregate original invoice cost of the Equipment (as defined below) specified on a schedule in the form of Exhibit A attached hereto (each, a “Schedule” and, collectively, the “Schedule(s)”); provided that the aggregate original amount of all Loans shall not exceed the Commitment Amount as stated in the Commitment Letter attached hereto as Exhibit B. Amounts borrowed and repaid may not be reborrowed. Each Loan shall be secured by the personal property and software listed on a Schedule which shall be approved by Lender in its sole discretion (such personal property and software with respect to any Schedule, together with any replacements, substitutions, repairs, or additions being referred to herein as the “Equipment” with respect to such Schedule). A list of such property to be included in a Schedule together with copies of paid invoices must be delivered to Lender at least ten (10) calendar days before Lender funds under such Schedule. Each Schedule shall constitute a separate and independent Loan and shall incorporate the terms and conditions contained herein. Lender may suspend its commitment to make any additional loans, advances or extensions of credit at any time if any of the following occurs as determined by Lender in its sole discretion: (i) there is (A) any material adverse change to the business, operations, or financial condition of Borrower or (B) a material impairment of any portion of the Collateral or of the Borrower’s ability to perform under this Agreement or any Schedule, or (C) any material adverse deviation by Borrower from the business plan presented to and approved by Lender (each, a “Material Adverse Change”) or (ii) any Event of Default occurs and continues.
2. TERMS AND PAYMENTS: Each Loan shall commence upon the execution of a Schedule in connection therewith by the Lender and the Borrower. Borrower agrees to pay Lender the combined payments of principal and interest (“Payments”) specified herein and in the applicable Schedule. Borrower may prepay any Loan at any time by making a single payment equal to (i) all outstanding amounts due prior to the date of prepayment and (ii) the present value of all future payments, discounted using a rate equal to the Bank of America Prime Rate (as in effect on the date of prepayment) minus 1.5%. The first Payment is due on the date specified in the applicable Schedule (“Commencement Date”) and remaining Payments are due on the same date of each succeeding month during the term of the Loan (“Term”), or as specified in the applicable Schedule. If Lender should make any fundings under a Schedule prior to the Commencement Date of the Schedule therefor, Borrower shall, on such Commencement Date, pay interim interest to Lender at a rate equal to the implicit interest rate of the Schedule multiplied by the “Equipment Cost This Schedule” as set forth in the applicable Schedule from such funding date to the Commencement Date. If Borrower is late in making any payment under this Agreement by more than three (3)

days (a “Late Payment”), Borrower agrees to pay a late charge of five percent (5%) of the payment due, but not less than two hundred dollars ($200) for any one such delinquent payment, plus default interest accruing at a rate of 1% per month on the amount due.
3. THIS SECTION INTENTIONALLY LEFT BLANK.
4. GRANT OF SECURITY INTEREST: Borrower hereby grants to Lender a valid, first priority, continuing security interest in all of its rights, title or interest in, to and under any and all presently existing or owned or hereafter arising or acquired Equipment which is listed on a Schedule and any and all proceeds thereof (collectively, the “Collateral”), in order to secure the full, prompt and complete payment and performance of its obligations under this Agreement and each Schedule.
5. WARRANTIES: Borrower acknowledges that it has made the selection of each item of Equipment based upon its own judgment. LENDER MAKES NO EXPRESS OR IMPLIED WARRANTIES INCLUDING THOSE OF DESCRIPTION, INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE WITH RESPECT TO THE EQUIPMENT AND HEREBY DISCLAIMS THE SAME. Lender shall have no liability for any damages, whether direct or consequential, incurred by Borrower as a result of any defect or malfunction of the Equipment.
6. TITLE, LOCATION AND RETURN: Lender and Borrower hereby confirm their intent that the Equipment used as Collateral for the Loan remain and be deemed the personal property of, regardless of its attachment to any real property, and title thereto shall remain in Borrower. Borrower, at its expense, shall protect and defend the title to the Collateral and keep it free of all claims and liens of third parties other than Lender and other than Permitted Liens. “Permitted Liens” means: (i) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender’s security interests; and (ii) liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties, provided that the payment thereof is not yet required. If requested by Lender, Borrower will affix plates or markings on the Equipment indicating the security interest of Lender. Borrower may not remove the Equipment from its place of installation without Lender’s prior written consent, which consent shall not be unreasonably withheld. Lender shall have the right to inspect the Equipment during regular business hours, with reasonable notice, and in compliance with Borrower’s reasonable security procedures. Upon the occurrence and continuance of any Event of Default as defined below, at Lender’s request, and at Borrower’s own risk and expense, Borrower will deliver the Equipment to Lender in the same condition as when received, ordinary wear and tear excepted, at such location as Lender shall designate within Northern California. All charges to cover the Equipment’s transportation, deinstallation, packing, installation and handling to and from Lender’s facilities or vendor’s plant or as required hereunder shall be paid by Borrower.
7. ASSIGNMENT: Borrower acknowledges and agrees that Lender may sell, assign, grant a security interest in, or otherwise transfer all or any part of its rights, title and interest in this Agreement (including, without limitation, the security interest granted herein) or any Schedule without notice to or the consent of Borrower. Upon written notice, Borrower shall, if requested, pay directly to such assignee without abatement, deduction or set-off all amounts which become due hereunder. Borrower waives and agrees it will not assert against such assignee any set-off in any action for Payments under any Schedule. Each assignee shall be deemed a Lender hereunder and if there are two or more Lenders through such assignment, the exercise of Lenders’ rights and remedies shall be by agreement of Lenders holding a majority, by dollar amount, of the Loan outstanding. BORROWER MAY NOT ASSIGN, GRANT A SECURITY INTEREST IN (OTHER THAN A PERMITTED LIEN), OR OTHERWISE TRANSFER, LEASE OR DISPOSE OF ALL OR ANY PART OF ITS RIGHTS, TITLE AND INTEREST IN AND TO THIS AGREEMENT, ANY SCHEDULE OR ANY EQUIPMENT. Notwithstanding the foregoing, Borrower may (i) dispose of excess, worn-out or obsolete Equipment (provided that any cash proceeds from the disposition are used to purchase additional equipment or are provided to Lender and applied to the last payment under the applicable schedule), and (ii) assign this Agreement, the Equipment, and each Schedule to a successor in interest to all or substantially all of the business of Borrower to which the Equipment relates if the following conditions precedent are satisfied: (i) no Event of Default has occurred and is continuing, (ii) such successor has a net worth and financial condition greater than or equal to Borrower as determined in good faith by Lender, and (iii) such successor executes an assumption agreement in form and substance satisfactory to Lender.
8. TAXES: Borrower agrees to pay if and when due, and indemnify, hold harmless and reimburse Lender for, in addition to other amounts due hereunder and under each Schedule, all fees and assessments, and all sales, use, property, excise and other taxes and charges (including all interest and penalties), now or hereafter imposed by any governmental body or agency upon or in connection with any of the Equipment or this Agreement or any Schedule hereunder or upon the purchase, ownership, possession, leasing, operation, use, rentals or other payments, or disposition of any Equipment whether payable by Lender or Borrower (exclusive, in each case, of any taxes on or measured by Lender’s net income or gross receipts). Borrower agrees to prepare and file promptly with the appropriate offices any and all tax and similar returns required to be filed with respect thereto. Any expenses paid by Lender on behalf of Borrower shall become immediately due and payable.
9. USE; MAINTENANCE: (a) Borrower, at its expense, shall make all necessary site preparations and cause the Equipment to be operated substantially in accordance with any applicable manufacturer’s manuals or instructions. So long as no Event of Default has occurred and is continuing, Borrower shall have the right to quietly possess and use the Equipment as provided herein without interference by Lender. (b) Borrower, at its expense, shall maintain the Equipment in good condition, reasonable wear and tear excepted, and will comply with all material laws to which the use and operation of the Equipment may be or become subject, except where the failure to comply would not cause a Material Adverse Change. Such obligation shall extend to repair and replacement of any partial loss or damage to the Equipment, regardless of the cause. If maintenance is mandated by manufacturer, Borrower shall obtain and keep in effect, at all times during the term of this Agreement maintenance service contracts reasonably approved by Lender such approval not to be unreasonably withheld. All parts furnished in connection with such maintenance or repair shall immediately become part of the Equipment. All such maintenance, repair and replacement services shall be timely paid for and discharged by Borrower with the result that no lien will attach to the Equipment.
10. INSURANCE: Borrower shall obtain and maintain for the term of this Agreement, at its own expense, “all risk” insurance against loss or damage to the Equipment, and general public liability insurance (including contractual liability coverage), and such other insurance against such other risks of loss and with such terms, as maintained by similarly situated corporations. The amount of the “all risk” insurance shall be the greater of the replacement value of the Equipment (as new) or the “Total Purchase Price” of the Equipment as specified in the applicable Schedule. Each insurance policy shall: (i) name Lender as an additional insured or loss payee, or both, as appropriate, (ii) provide each insurer’s waiver of its right of subrogation against Lender, (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Borrower under any of its insurance policies, (iv) provide that Borrower’s insurance shall be primary without a right of contribution of Lender’s insurance, if any, and (v) shall contain a clause requiring the insurer to give Lender at least 30 days prior written notice of any alterations in the terms of such policy or of its cancellation. Borrower shall on or prior to the date of the first Schedule and prior to each policy renewal, furnish to Lender certificates of insurance or other evidence satisfactory to Lender that such insurance coverage is in effect. Borrower further agrees to give Lender prompt notice of any material damage to, or loss of, the Equipment, or any part thereof.
11. LOSS; DAMAGE; INDEMNIFICATION: If, for any reason, any of the Equipment shall become lost, stolen, destroyed or damaged beyond repair, or be condemned, confiscated, or seized (except by Lender), Borrower shall promptly replace the Equipment with equipment of similar kind and such replacement equipment shall immediately become subject to Lender’s security interest hereunder, or pay to Lender the aggregate unpaid Payments for the remaining term of the applicable Schedule plus an amount equal to any final balloon payment obligation as set forth in the applicable Schedule under “End of Loan Terms,” discounted using a rate equal to the Bank of America Prime Rate (as in effect on the date of prepayment) minus 1.5% per annum from the scheduled date of each such payment to the date of the loss, less the net amount of the recovery, if any, received by Lender from insurance or a governmental authority. Borrower hereby assumes liability for, and shall indemnify and defend Lender against, any and all liabilities, losses, damages, claims and expenses (including reasonable attorney fees) in any way relating to or arising out of this Agreement, any Schedule or any item of Equipment, including without limitation the manufacture, purchase, ownership, shipment, transportation, delivery, installation, leasing, possession, use, operation, deinstallation, storage and return of such Equipment, except for loss caused solely by the gross negligence or willful misconduct of Lender. Borrower shall give Lender prompt notice of any occurrence, event or condition in connection of which Borrower becomes aware with which Lender may be entitled to indemnification hereunder. The indemnities contained herein shall survive the expiration of the Term.
12. EVENTS OF DEFAULT: An “Event of Default” shall occur if Borrower: (i) fails to pay any installment of rent or other payment required hereunder when due; or (ii) fails to perform or observe any other covenant, condition or agreement hereunder or breaches any provision contained herein or in any other document furnished Lender in connection herewith and such failure or breach continues for 30 days; or (iii) without Lender’s consent, attempts to sell, transfer, encumber (other than Permitted Liens), part with possession, or lease any item of Equipment (except as permitted by this Agreement); or (iv) makes any representation or warranty herein or in any document furnished in connection herewith, which shall have been materially false or inaccurate when made; or (v) fails to maintain insurance required hereunder; or (vi) shall be generally unable to pay its debts as they become due, makes an assignment for the benefit of creditors or consents to the appointment of a trustee or receiver or bankruptcy or insolvency proceedings shall be instituted by or against Borrower (and in the case of any such filing against Borrower, a period of 90 days shall have elapsed without such filing being vacated) or (vii) shall deviate materially from its business plan as presented to Lender (or any subsequent business plan approved by Borrower’s Board of Directors and presented to and accepted by Lender) or (viii) fails to provide Lender with monthly financials within 30 days of month end, provided that Borrower shall have 15 days following receipt of written notice from Lender of such failure to provide monthly financials to cure such failure before such failure is deemed an Event of Default hereunder or (ix) fails to provide audited annual financials within 240 days of year end provided that Borrower did have an audit performed, provided that Borrower shall have 15 days following receipt of written notice from Lender of such failure to provide audited annual financials to cure such failure before such failure is deemed an Event of Default hereunder or (x) shall be in default with any other lender for money borrowed in excess of $100,000 which default would allow such lender to accelerate such loan.
13. REMEDIES: Upon the occurrence of any Event of Default and at any time thereafter, provided such Event of Default is then continuing, Lender may, in its discretion, do any one or more of the following: (i) terminate this Agreement upon notice to Borrower; (ii) declare any or all sums under this Agreement or any Schedule to be immediately due and payable; (iii) require that Borrower return all Equipment to Lender in accordance with Section 6 hereof; (iv) enter upon the premises where such Equipment is located and take immediate possession of and remove the same, all without liability to Lender or its agents for such entry; (v) to the extent permitted by applicable law, sell any or all of the Collateral at public or private sale, with or without notice to Borrower or advertisement, or otherwise dispose of, or lease to others such Equipment, all free and clear of any rights of Borrower; (vi) exercise any other right or remedy which may be available under the Uniform Commercial Code, any other applicable law or in equity, including the right to recover damages for the breach hereof. In addition, Borrower shall be liable for, and reimburse Lender for, all reasonable and necessary attorneys’ fees and other expenses incurred by Lender in enforcing this Agreement, or the exercise of Lender’s remedies hereunder, including, without limitation, placing any Equipment in the condition required by Section 6 hereof. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lender at law or in equity. There shall be no waiver by Lender of any default unless in writing and such waiver shall not constitute a waiver of any other default by Borrower, or a waiver of any of Lender’s other rights. Any partial exercise of or failure to exercise any right or remedy shall not operate as a waiver or disclaimer of such right or remedy or any other right or remedy of Lender.
14. BORROWER’S REPRESENTATIONS, WARRANTIES, AND COVENANTS: As of the date of the Loan, and, without any further action, again as of the date of each Schedule, Borrower warrants and represents the following: (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and authorized to do business in each state where the failure to be so qualified could have a material adverse effect on Borrower. Borrower has the full corporate power, authority and legal right and has obtained all necessary approvals, consents and given all notices to execute and deliver this Agreement and perform the terms hereof and of each Schedule; (b) There is no action, proceeding or patent claim pending or, insofar as Borrower knows, threatened against Borrower or any of its subsidiaries before any court or administrative agency which might have a materially adverse effect on the business, condition or operations of Borrower or such subsidiary; and (c) All financials delivered to Lender by Borrower shall be prepared using Generally Acceptable Accounting Practices. Borrower further warrants, represents, and covenants that it (i) is and shall be in compliance with all securities, environmental, labor and other material laws, rules and regulations to which it is subject except where noncompliance will not cause a Material Adverse Change; (ii) will not transfer, sell, lease, license or otherwise convey any of the Collateral except as permitted by this Agreement; and (iii) will not voluntarily pre-pay any other amortizing debt prior to its scheduled maturity without offering comparable prepayment terms to Lender with respect to the Loans.

15. MISCELLANEOUS: (a) Any notices hereunder shall be in writing and shall be deemed given when delivered personally, by facsimile transmission or four days after being sent by certified mail, postage prepaid, addressed to the other party at its address set forth herein or to such other address as either party may designate in writing. (b) Borrower will promptly execute and deliver to Lender such further reasonable documents (including, but not limited to, UCC financing statements) and take such further reasonable action (including, but not limited to, obtaining any Landlord or Mortgagee’s Waiver and Consent), as Lender may request in order to more effectively carry out the intent and purpose of this Agreement. (c) Borrower shall furnish to Lender unaudited monthly and audited (for any year in which an audit is performed) annual financial statements and such other financial information as Lender may reasonably request from time to time. (d) This Agreement and the Commitment Letter attached hereto as Exhibit B and incorporated herein by reference constitute the entire agreement on the subject matter hereof between the parties hereto and may not be amended except in a writing executed by the Lender and the Borrower and shall be binding upon and inure to the benefit of the parties hereto, their permitted successors and assigns. In the event of a conflict between this Agreement and the Commitment Letter, this Agreement shall prevail. (e) Any provision of the Loan which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (f) Time is of the essence with respect to each Loan. (g) The captions set forth herein are for convenience only and shall not define or limit any of the terms hereof. (h) Borrower’s and Lender’s obligations hereunder shall survive the expiration and termination of the Term to the extent required for full performance and satisfaction thereof. (i) This Loan shall in all respects be governed by, and construed in accordance with the laws of the State of California without regard to its principles regarding conflicts of law. (j) Lender may use the logo and name of Borrower in its marketing materials. (k) If any payment or other transaction under this Agreement or any Schedule shall be deemed to be a preference or otherwise avoided, rescinded, reduced or required to be returned to Borrower or its estate, then this Agreement and any obligations of Borrower so avoided shall remain in full force and effect and the security interests granted herein to secure such obligations shall be revived without any further action by the parties, all as though such payment or transaction had never been made. (l) This Agreement and any Schedule may be executed in any number of counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute but one and the same agreement.

The person executing this Agreement on behalf of Borrower hereby certifies that he or she is duly authorized to execute this Agreement on behalf of Borrower.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

BORROWER: ARUBA WIRELESS NETWORKS, INC.		LENDER: COSTELLA KIRSCH VENTURE PARTNERS I, L.P.

BY:	/s/ Pankaj Manglik	BY:	/s/ Richard F. Ginn

PRINT NAME: P. Manglik		PRINT NAME: Richard F. Ginn

TITLE: CEO DATE: 8/5/03		TITLE: Member of the G.P. DATE: 8/5/03
Exhibit A — Form of Schedule
Exhibit B — Commitment Letter

Exhibit A

SCHEDULE NO.	☐	COMMENCEMENT DATE

LAST MONTHLY PAYMENT DATE

FINAL (BALLOON) PAYMENT DATE

To Master Loan and Security Agreement (MLSA)                      dated                      between the undersigned parties. The terms and conditions of the MLSA are incorporated herein by this reference and apply to the Loan secured by the Equipment described below. Capitalized terms have the meanings given to them in the MLSA.

A. BORROWER (AND EQUIPMENT LOCATION)	B. LENDER
COSTELLA KIRSCH VP I, L.P.
873 Santa Cruz Avenue, Suite 207
Menlo Park, CA 94025
C. LENDER’S COMMITMENT

	Letter	Remaining Funds	Expiration
Amount	Dated	Hardware/Softw Other	Date

D. EQUIPMENT	See attached Exhibit	E. EQUIPMENT COST THIS SCHEDULE	$
“A”
F. PAYMENT TERMS

Monthly		Balloon	Monthly Payment	Monthly
Payments		Payment	Due Date	Payment
Months	+	%	Payments In Advance	$
G. END OF LOAN TERMS
After monthly payments. Borrower will pay a final balloon payment of $ ( % of Equipment cost for this Schedule). This represents the final payment obligation.
H. INSURANCE    See attached Certificate of Insurance
I. SPECIAL PROVISIONS AND CONDITIONS (reference to additional clauses/attachments, if any)
☐	N/A

☑	With respect to this Schedule, title to all Equipment specified in Ex. “A” attached shall remain with Borrower.
J. ACCEPTANCE CERTIFICATE
On Behalf of Borrower, I hereby: (1) certify that I am duly authorized to execute this Schedule; (2) request Lender to make this Loan for the purpose of financing Borrower’s purchase of the Equipment; (3) confirm that Borrower has read and understood the terms and conditions of the Loan and, as agent for Borrower, execute documents and accept the Equipment hereunder on the above date; (4) declare that the Equipment and supplier thereof have been chosen by the Borrower using its own skill and judgment; (5) acknowledge that this Schedule shall not become binding on the Lender until signed for and on behalf of the Lender and Borrower; and (6) agree that the Equipment has been installed and is ready for use as of the date hereof.
FOR AND ON BEHALF OF:

BORROWER:	LENDER:	COSTELLA KIRSCH VP I, L.P.

Signed:	Signed:

Name:	Name:

Title:	Title:

Exhibit B (Commitment Letter)
COSTELLA KIRSCH 873 Santa Cruz Ave., Suite 207, Menlo Park CA 94025; 650-462-1888

Pankaj Manglik, Founder and CEO	Jul 7, 2003
Deborah Kranz, Kranz and Assoc.
Aruba Networks, Inc.
180 Great Oaks Blvd., Suite B
San Jose, California 95119
Dear Pankaj:
Costella Kirsch is pleased to offer this final revised commitment to Aruba Networks, Inc. to provide debt financing on the following terms:
LENDER:
Costella Kirsch or its assigns
BORROWER:
Aruba Networks, Inc.
TOTAL COMMITMENT:
$2,000,000.
AVAILABILITY:
A. $500,000 is available before the next venture round is complete. The next venture round must be not less than $10,000,000. and be sufficient to last for twelve months per a board approved financial plan. This portion of the commitment expires October 31, 2003 if a new venture round has not closed.
B. $1,500,000 is available through April 30, 2004, but only after the above venture round. Any unused commitment in A may be added to this availability.
COLLATERAL:
Computers, software, demo-pool (evaluation) units, and miscellaneous office equipment. Evaluation units at Borrower’s material cost. Evaluation units, software and other soft costs not to exceed 35% of Total Commitment. All collateral subject to Lender’s final approval.
TERM and PAYMENTS:
Each funding will be evidenced by a Schedule and carry a 39 (thirty-nine) month term, with timely monthly payments in advance, first payment due at the time of funding, each equal to 3.09% of the Equipment Cost on each Schedule (the “Monthly Rate Factor or MRF”). There is no balloon payment due at the end of the term. The effective rate of the MRF is 12.25%.
The MRF will be adjusted to reflect changes in Bank of America Prime Rate, but once funded, the payments remain fixed for the full term. Each draw shall be not less than 550,000 and will include invoices dated in the prior 60 days.

Pankaj Manglik — Page 2
WARRANTS:
For the initial $500,000 facility, warrants to purchase $25,000 (5%) of the lower of Series A preferred at the Series A price per share or Series B preferred at the Series B price per share shall be awarded to Lender.
For the follow-on $1,500,000 facility, warrants to purchase $75,000 (5%) of Series B (when issued) at the to be determined Series B price. If Series B has not been issued when the warrant is exercised, than the warrant will be for Series A at the Series A exercise price.
The warrants will survive an IPO or merger (unless merger consideration consists of cash or publicly traded securities and has a value of at least three times the warrant exercise price), have an exercise period of seven (7) years, allow for net issuance, and have the same rights and protections as other investors in the stock series.
OWNERSHIP:
All costs of ownership of the Equipment are to be paid by Borrower. This includes, but is not limited to, filing and paying personal property tax, sales tax, and maintenance costs.
FINANCIAL:
Borrower to provide Lender with monthly financial and annual audited statements.
COMMITMENT DEPOSIT:
Borrower shall remit a deposit of $5,000 (.25% of Total Commitment) to Lender in good faith upon acceptance of this commitment by signature below. This deposit will be applied first to a documentation fee of $2000, and then pro rata, to the first Monthly Payment on each Equipment Schedule until fully utilized.
CONDITION — PRECEDENT:
Lender’s obligations to provide funding against this commitment are subject to the following:
1. Execution of documentation satisfactory to both parties.
2. Borrower’s performance against Business Plan and financial projections as presented at the meeting on April 3, 2003, and absence of any material adverse change in the management or financial condition (including timing and amount of future equity rounds) of the Borrower from the date herein through the funding dates of each Equipment Schedule, all as determined by Lender in its sole discretion.
3. This commitment expires July 9, 2003 and supercedes the previously executed term sheet dated June 9, 2003.
Pankaj and Deborah, we enjoyed hearing your presentation and learning about your exciting company. We look forward to working with you.
If these terms are acceptable to you, please sign below and return to me along with your good faith deposit of $5,000. We will then commence with final documentation.

Best regards,
COSTELLA KIRSCH	Accepted and agreed this 5 day of AUG, 2003.
Aruba Networks, Inc. By: Pankaj Manglik
Title: CEO